Exhibit 23.1

                           DIVIDEND REINVESTMENT PLAN
               Consent of Ernst & Young LLP, Independent Auditors

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 pertaining to the Dividend Reinvestment and Associate Stock Purchase Plan of The Marcus Corporation and to the incorporation by reference therein of our report dated July 19, 1996 with respect to the consolidated financial statements of The Marcus Corporation included in its Annual Report (Form 10-K) for the year ended May 30, 1996, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


   Milwaukee, Wisconsin
   August 26, 1996